   As filed with the Securities and Exchange Commission on September 28, 1998

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ENGINEERING ANIMATION, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                                 42-1323712
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                             2321 North Loop Drive
                                Ames, Iowa 50010
                            Telephone: (515) 296-9908
      (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

     ENGINEERING ANIMATION, INC./TRANSOM, INC. 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                Matthew M. Rizai
                      President and Chief Executive Officer
                              2321 North Loop Drive
                                Ames, Iowa 50010
                            Telephone: (515) 296-9908
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
     Jamie A. Wade, Esq.                              George C. McKann, Esq.
 Engineering Animation, Inc.                         Gardner, Carton & Douglas
    2321 North Loop Drive                     321 North Clark Street, Suite 3200
      Ames, Iowa  50010                              Chicago, Illinois  60610

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
   Title of Securities            Amount to be          Proposed Maximum            Proposed Maximum          Amount of
     to be Registered               Registered      Offering Price Per Share    Aggregate Offering Price   Registration Fee
     ----------------               ----------      ------------------------    ------------------------   ----------------
Common Stock (par value $0.01 per    42,681  (2)          $14.66   (3)                 $625,704               $185.00
share)  (1)
---------------------------------------------------------------------------------------------------------------------------

(1) Includes associated rights ("Rights") to purchase 1/150 of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share. Rights initially are attached to and trade with the Common Stock. The value attributable to such Rights, if any, is reflected in the market value of the Common Stock.

(2) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plans as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. Section 230.416.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $14.66 per share.

                           ENGINEERING ANIMATION, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997;

         3. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

         4. Current Reports on Form 8-K, filed March 19, 1998, July 1, 1998 (as amended July 31, 1998) and September 25, 1998; and

         5. Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 filed with the Commission on August 21, 1998, including any amendment or report filed for the purpose of updating such description.

         In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation and By-laws provide that the Company shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

         Section 102 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           INDEX TO EXHIBITS.

         See Index to Exhibits.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AMES, STATE OF IOWA, ON THIS 28TH DAY OF SEPTEMBER, 1998.

                                   ENGINEERING ANIMATION, INC.

                                   By:    /s/ Matthew M. Rizai
                                          -------------------------------------
                                                 Matthew M. Rizai
                                            Chairman, Chief Executive Officer,
                                            President, Treasurer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, THAT EACH OF THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS, JOINTLY AND SEVERALLY, MATTHEW M. RIZAI AND JAMIE A. WADE, OR EITHER OF THEM (WITH FULL POWER TO EACH OF THEM TO ACT ALONE), AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND ON HIS BEHALF TO SIGN, EXECUTE AND FILE THIS REGISTRATION STATEMENT AND ANY OR ALL AMENDMENTS (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ANY AND ALL DOCUMENTS REQUIRED TO BE FILED WITH RESPECT THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH AND ABOUT THE PREMISES IN ORDER TO EFFECTUATE THE SAME AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IF PERSONALLY PRESENT, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 28TH DAY OF SEPTEMBER, 1998.

SIGNATURES                                                    TITLE
----------                                                    -----
/s/ Matthew M. Rizai                                 Chairman, Chief Executive Officer, President, Treasurer and Director
-------------------------------------                (Principal Executive Officer)
Matthew M. Rizai


/s/ Martin J. Vanderploeg                            Executive Vice President and Director
-------------------------------------
Martin J. Vanderploeg


/s/ Jerome M. Behar                                  Vice President of Finance and Chief Financial Officer (Principal
-------------------------------------                Financial and Accounting Officer)
Jerome M. Behar


/s/ Jamie A. Wade                                    Vice President of Administration, General Counsel, Secretary
-------------------------------------                and Director
Jamie A. Wade


/s/  Michael Crow                                    Director
-------------------------------------
Michael Crow


/s/  Laurence J. Kirshbaum                           Director
-------------------------------------
Laurence J. Kirshbaum

                                INDEX TO EXHIBITS

Exhibit Number      Description of Document
--------------      -----------------------

  4.1               Specimen Common Stock Certificate*

  4.2 Rights Agreement between the Company and First Chicago Trust Company of New York, dated as of January 1, 1996*

  5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

  23.1              Consent of Ernst & Young LLP

  23.2              Consent of Ernst & Young LLP

  23.3              Consent of Arthur Andersen LLP

  23.4              Consent of Arthur Andersen LLP

  23.5              Consent of PricewaterhouseCoopers LLP

  23.6              Consent of Gardner, Carton & Douglas (included in exhibit
                    5.1)

  24.1              Powers of Attorney (included on signature page)


-------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-80705) filed with the Commission on January 31, 1996.

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